                                                                      EXHIBIT 10

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of October 12, 1999, to be effective on the 1st day of November, 1999, between Kinetiks.com, Inc. a Delaware corporation ("Kinetiks"), and Jon V. Ludwig ("Ludwig").

                                    RECITALS

         Kinetiks, Elinear Corporation, a Colorado corporation ("Elinear") and Imagenuity, Inc., a Florida corporation ("Imagenuity") have entered into an Agreement and Plan of Merger, dated as of October 11, 1999, ("the "Plan") under which Imagenuity will merge with Elinear (the "Merger") and under which shares of Kinetiks Common Stock and Series A Preferred Convertible Stock, which, following the Merger, will vest in Ludwig approximately 75 percent of the control of Kinetiks, will be distributed to Ludwig.

         Under Subsection 7.01(k) of the Plan, Kinetiks may terminate and abandon the Plan if Ludwig fails to enter into this Agreement.

         THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, Kinetiks and Ludwig agree as follows:

         1. ENGAGEMENT. Kinetiks hereby appoints and employs Jon Ludwig as president of Kinetiks and Elinear and Ludwig accepts such appointment and employment, subject to the terms and conditions set forth in this Agreement.

         2.       DUTIES.

                  (a) Ludwig shall (i) perform the duties of president and chief executive officer of Kinetiks and Elinear, (ii) provide all services necessary and reasonable to develop and promote the businesses of Kinetiks and Elinear and (iii) provide such other services as the board of directors of Kinetiks and Elinear shall request from time to time.

                  (b) Ludwig shall diligently and conscientiously devote his attention and his best efforts on a full-time basis to the discharge of his duties, subject only to the directives of the board of directors of Kinetiks.

         3.       COMPENSATION.

         For the year commencing on November 1, 1999, Kinetiks shall pay Ludwig an annual salary of $75,000, payable in 12 equal monthly installments. Ludwig's compensation in subsequent years shall be established by the board of directors from time to time.

         4.       COVENANT OF NONDISCLOSURE; COMPETITION.

                  (a) Ludwig acknowledges that in connection with, and as a result of his employment by Kinetiks (i) Ludwig will develop, has use of, will acquire, and will be provided information that Ludwig believes is, or Kinetiks has designated as, confidential information or a trade secret, and (ii) Ludwig will have access to financial and accounting information, programs, designs, systems, proprietary and other computer software, business plans, procedures, estimates, manuals, and reports, all of which are referred to generally as the "Proprietary Information." Ludwig acknowledges that the Proprietary Information is a valuable asset of Kinetiks and is subject to the terms of this Agreement notwithstanding how such information is delivered or disclosed to or discovered by Ludwig during the term of this Agreement.

                  (b) Ludwig shall upon the termination of this Agreement, promptly deliver to Kinetiks all Proprietary Information. Ludwig shall not, without the prior written consent of Kinetiks, copy or remove from Kinetiks a copy of Proprietary Information upon termination of his employment under this Agreement.

                  (c) Ludwig shall not, at any time directly or indirectly, use for any purpose whatsoever other than for the benefit of Kinetiks (including any corporation or entity that controls, is controlled by, or is under common control with Kinetiks) any Proprietary Information (the "Covenant of Nondisclosure").

                  (d) During the Term of this Agreement, and for a period of one year following the termination of this Agreement, Ludwig shall not directly or indirectly engage in any business similar to the business of Kinetiks or have any interest directly or indirectly in any such business (the "Covenant Not to Compete"). This covenant is necessary to protect Kinetiks' interests in the Proprietary Information.

                  (e) In the event Ludwig breaches the Covenant of Nondisclosure or the Covenant Not to Compete, Kinetiks, in addition to and not in limitation of any other rights, remedies, or damages available to it at law or in equity, shall be entitled to the following relief: (i) a permanent injunction or order to prevent or restrain any breach of the Covenant of Nondisclosure or the Covenant Not to Compete by Ludwig or any person directly or indirectly acting for or with Ludwig and (ii) and accounting and repayment of all compensation that Ludwig directly or indirectly shall have realized and may realize as a result of, growing out of, or in connection with, this Agreement.

         5. TERM. This Agreement shall be terminable at will upon 90 days prior written notice by either party. It shall automatically renew as of November 1, 2000, and each year after that unless written notice of termination is delivered by Kinetiks to Ludwig or Ludwig shall deliver a written notice of his resignation to Kinetiks. The date of such termination or resignation shall for purposes of this Agreement be the earlier of the date described in the notice or the date such notice is sent or received by Ludwig.

         6. TRANSFER FEE. Notwithstanding any restriction or limitation to the contrary in paragraph 4 related to the Nondisclosure Covenant or the Covenant Not to Compete, for a period of one year following the termination of this Agreement, Ludwig shall pay and turn over to Kinetiks an amount (the "Transfer Fee") equal to 100 percent of any profit, fees or commissions received by Ludwig from any individual or entity that was a customer or client of Kinetiks as of the date of the termination (the "Existing Clients"). The obligation to pay Ludwig the Transfer Fee shall commence effective as of Ludwig's date of termination and shall be due 15 days after Ludwig shall receive any payment from Existing Clients.

         7.       GENERAL PROVISIONS.

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or on the third succeeding business day after being mailed, postage prepaid, as follows:

                  If to Kinetiks.com, Inc. at:

                           Kinetiks.com, Inc.
                           Attn.: Jon Ludwig
                           10055 Westmoor Drive, Suite 230
                           Westminster, Colorado 80021

                  If to Jon Ludwig at:

                           Jon Ludwig
                           10055 Westmoor Drive, Suite 230
                           Westminster, Colorado 80021

                  (b) Assignment. This Agreement shall not be assignable by either party. Nothing in this Agreement, express or implied, is intended to confer upon any persons, other than the parties and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  (c) Entire Agreement; Amendments. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in writing signed by Kinetiks and Ludwig.

                  (d) Invalidity. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

                  (e) Waiver. Any waiver of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right after such time to insist upon strict adherence to that term or any other term of this Agreement. No waiver shall be effective unless it is written and signed by the waiving party, and, in the case of a corporation, authorized by a resolution of the board of directors or by an officer of such corporation.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Colorado, without giving effect to conflict of laws. Any action, suit or proceeding arising out of, based on, or in connection with this Agreement, may be brought only in the District Court for the City and County of Denver and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or its subject matter may not be enforced in or by such court.

         The parties have executed this Agreement on the day and date first above written.



                                          Kinetiks.com, Inc.



                                          By: /s/ Bradley Smith
                                              ----------------------------------
                                              Bradley Smith, assistant secretary



                                          /s/ Jon V. Ludwig
                                          --------------------------------------
                                          Jon V. Ludwig, individually